Exhibit 23.1

                        Independent Auditors' Consent

      We consent to the incorporation by reference in the Registration Statement No. 333-67888 (dated August 17, 2001 on Form S-8) of Westborough Financial Services, Inc., of our report dated November 1, 2001, appearing in this Annual Report on Form 10-KSB of Westborough Financial Services, Inc. for the year ended September 30, 2001.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
December 27, 2001